Exhibit 10.3

TRA. 2979-04/N

REPUBLICA DEL PERU (THE REPUBLIC OF PERU)

RAFAEL TOLEDO SEGURA

ATTORNEY AT LAW AND NOTARY PUBLIC IN AND FOR LIMA

AV. JAVIER PRADO ESTE 1838, PISO 2, SAN BORJA, LIMA 41

TELEPHONES: 475-7030, 476-4281, 476-2589

FAX: 476-1235

E-mail: notaria@toledo.com.pe

FIRST CERTIFIED COPY OF

THE NOTARIALLY RECORDED INSTRUMENT EVIDENCING

THE SECOND ADDENDUM TO

THE TRANSFER OPTION AGREEMENT

AND TO THE TRANSFER OF MINING CONCESSIONS AGREEMENT

THAT MAKE UP THE TOROMOCHO MINING PROJECT

ENTERED INTO BY AND BETWEEN

EMPRESA MINERA DEL CENTRO DEL PERU S.A. (CENTROMIN)

AND

MINERA PERU COPPER SYNDICATE S.A.

WITH THE PARTICIPATION OF

AGENCIA DE PROMOCIÓN DE LA INVERSIÓN –

PROINVERSION PERU COPPER SYNDICATE LTD.

Lima, August 26, 2004

Kardex	:	4637	Preliminary Agreement	:	1240
Page	:	11130	Notarially Recorded Instrument	:	1426

In the City of Lima, on August 26, 2004, the following persons appeared before me, Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima:

Juana Rosa DEL CASTILLO VALDIVIA, a Peruvian citizen, married, an engineer, identified by National Identity Card, (DNI) 10551338, with evidence of having voted in the last election, with usual residence at Av. Javier Prado 2175, San Borja, acting on behalf, in the name and in stead of EMPRESA MINERA DEL CENTRO DEL PERU S.A., identified by Tax ID Number (RUC) 20100176531 authorized as per power of attorney registered on Card 11009323, of the Registry of Companies in and for Lima.

Charles Graham PREBLE BROUILLETTE, an American citizen, married, an engineer, identified by Alien Card (CE) 000084967, with a respective certification thereof, with usual residence at Av. San Borja Norte 1302, San Borja.

Thomas J. FINDLEY, an American citizen, married, a businessman identified by Alian Card (CE) N114608, with a respective certification thereof, both of them acting on behalf in the name and in stead of MINERA PERU COPPER SYNDICATE S.A., identified by Tax ID Number (RUC) 2050667547 authorized as per powers of attorney registered on Card 11532703 of the Registry of Companies in and for Lima.

René HELBERT CORNEJO DÍAZ, a Peruvian citizen, married, an engineer, identified by National Identity Card, (DNI) 07189444, with evidence of having voted in the last election, with usual residence at Av. Paseo La República 3361, Piso 9, San Isidro, acting on behalf, in the name and in stead of AGENCIA DE PROMOCIÒN DE LA INVERSIÒN PRIVADA – PROINVERSlÒN, identified by Tax ID Number (RUC) 20380799643 authorized as per Ministerial Resolution 180-2004-EF/10, dated March 22, 2004, inserted herein below and which forms an integral part of this instrument.

J. David LOWELL, an American citizen, married, an engineer, identified by Passport 152864350, duly authorized to sign agreements, issued by the Immigration and Naturalization Service of the Ministry of Internal Affairs, with usual residence at Av. Beatriz 789, Rio Rico, Arizona 85648, United States of America, in transit in Lima, acting on behalf, in the name and in stead of PERU COPPER SYNDICATE S.A., authorized as per power of attorney registered on Card 11532465, of the Registry of Companies in and for Lima; and

Pursuant to the provisions of Article 55 of the Notaries Law, I attest having identified the parties before me, and I hereby state that they are individuals who are able to exercise their rights and to enter into any type of agreements or contracts, and that they act on their own free will and deed, fully knowledgeable of the legal act in which they participate.

They presented a preliminary agreement, authorized by an attorney at law, to be converted into a notarially recorded instrument, which reads as follows:

PRELIMINARY AGREEMENT

You are hereby requested Mr. TOLEDO, in your capacity as Notary Public in and for Lima, to enter in your Registry of Deeds, one evidencing the Second Addendum to the Transfer Option Agreement and to the Transfer of Mining Concessions Agreement that make up the Toromocho Mining Project, dated June 11, 2003 (hereinafter the Addendum) entered into by and between EMPRESA MINERA DEL CENTRO DEL PERU S.A., hereinafter CENTROMIN, identified by Tax ID Number (RUC) 20100176531 registered on Electronic Card 11009323 of the Registry of Companies of the Public Records Office, with principal place of business at Av. Javier Prado 2175, San Borja, Lima 41, Peru, acting by and through Juana Rosa DEL CASTILLO, identified by National Identity Card (DNI) 10551338, as per resolution 8-D-2004 adopted by the Board of Directors of CENTROMIN PERU S.A. in Meeting 19-2004 dated August 25, 2004; and MINERA PERU COPPER SYNDICATE S.A., hereinafter THE TRANSFEREE, identified by Tax ID Number (RUC) 20506675457 registered with Entry 00001 on Electronic Card 11532703, of the Registry of Companies of the Public Records Office in and for Lima, with principal place of business at Avenida San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Card 000084967 and Thomas J. FINDLEY, identified by Alien Card N114608, as per powers of attorney registered with Entry 00004 on Electronic Card 11532703 of the Registry of Companies of the Public Records Office in and for Lima.

The following institution participates in this ADDENDUM: LA AGENCIA DE PROMOCIÓN DE LA INVERSIÓN – PROINVERSIÓN, identified by Tax ID Number 20380799643 and with principal place of business at Paseo de la Republica 3361, Edificio Petro-Peru, Piso 9, San Isidro, acting by and through its Executive Director, René CORNEJO DÍAZ, identified by National Identity Card (DNI) 0718944, appointed by Ministerial Resolution 180-2004-EF/10, dated March 22, 2004, hereinafter PROINVERSIÓN.

The Parties enter into an Addendum under the following terms and conditions:

ARTICLE ONE:	RECITALS

1.1	On June 11, 2003, CENTROMIN and the TRANSFEREE signed a Transfer Option Agreement of the Toromocho Project (hereinafter the Option Agreement) with the participation of PROINVERSIÓN. By this document, the TRANSFEREE undertook to enter into a transfer agreement regarding the ownership of the mining concessions that make up the Toromocho Mining Project (hereinafter, the Transfer Agreement) within the term indicated therein.

1.2	On November 12, 2003, the first Addendum to the Option Agreement was signed whereby, (i) CENTROMIN expressly authorized THE TRANSFEREE to sign an Option Assignment Agreement with SOCIEDAD MINERA CORONA S.A, with respect to an area of 36.1509 ha, not considered necessary for the development of the Toromocho Project and (ii) THE TRANSFEREE undertook to expressly establish in the agreement signed with SOCIEDAD MINERA CORONA S.A., that this company shall assume all the obligations stipulated in the Option Agreement and if applicable, in the Transfer Agreement, without prejudice to THE TRANSFEREE remaining as the direct responsible before CENTROMIN for the compliance with said contractual obligations.

1.3	On May 25, 2004, THE TRANSFEREE informed CENTROMIN of its decision to extend the option term for one year, having complied for such purpose with granting the respective guarantees. Furthermore, it submitted a communication proposing certain amendments, ratifications or precisions to the Option Agreement and to the Transfer Agreement.

1.4	By resolution adopted by the Board of Directors of PROINVERSIÓN in its meeting dated July 1, 2004, it was resolved to approve the amendments requested by THE TRANSFEREE.

ARTICLE TWO:	AMENDMENTS TO THE OPTION AGREEMENT

By this Addendum, CENTROMIN and THE TRANSFEREE agree to extend the term of the Option Agreement for one year and to amend some terms of the Option Agreement, as detailed hereinbelow:

2.1	Amend Exhibit OT2 – Content of the Feasibility Study, as follows:

“The content of the Feasibility Study referred to in Article Nine of the OPTION AGREEMENT is the following:

a)	Introduction

b)	Executive Summary

c)	Mining and Surface Properties

d)	Geological Resources

e)	Mining

f)	Metallurgy

g)	Auxiliary and Processing Facilities

h)	Tailings disposal

i)	Energy

j)	Environmental Assessment

k)	Technical Comments

l)	Capital Costs

m)	Operating Costs

n)	Execution Plan

o)	Marketing

p)	Financial Evaluation

q)	Minimum investment amount necessary for the economical development of the mining concessions exploitation”.

2.2	Amend Point 7.3 of Article Seven, as follows:

“7.3 In order to accredit the amount invested each year in which the option is in force, THE TRANSFEREE shall submit on a 6-month basis an affidavit signed by a firm of I internationally renowned independent auditors, designated by CENTROMIN from at least three (3) firms proposed by THE TRANSFEREE, of the list of auditing companies furnished by CENTROMIN.

The proposal made by THE TRANSFEREE shall be submitted to CENTROMIN within sixty (60) days prior to the expiry of the 6-month term that will be audited. Otherwise, CENTROMIN will appoint the auditors firm without taking into account the proposals submitted by THE TRANSFEREE.

The 6-month terms shall be calculated as from June 11, 2004.

The affidavit shall be submitted to CENTROMIN within a term of sixty (60) days after the end of each 6-month period.

The professional fees of the auditors shall be borne by CENTROMIN.”

2.3	Amend Points 7.6 and 7.7 of Article Seven, as follows:

“7.6 In order to guarantee the compliance of the Agreement and the payment of the penalty indicated in Point 7.5, THE TRANSFEREE shall deliver CENTROMIN, at the time of execution hereof, a performance bond issued by a bank in favor of CENTROMIN, in the amount of US$1,000,000 (One Million US Dollars).

The above-mentioned amount may be reduced by up to US$500,000 (Five Hundred Thousand US Dollars) provided that THE TRANSFEREE previously submits an assessment report issued by an internationally renowned company, specialized in environmental issues, stating that the costs of the environmental remedies shall not exceed said amount.

The aforementioned performance bond shall be issued by any of the local banks indicated in Exhibit E of the Bidding Conditions, shall have full force and effect for a term of not less than fourteen (14) months counted as from the execution of this document and shall be joint and several, irrevocable and unconditional, without benefit of excussio and of automatic execution; or alternatively, a letter of credit as a “stand by letter of credit”, issued by any of the foreign banks indicated in Exhibit F of the Bidding Conditions and which must be notified and ratified by any of the local banks duly authorized to issue bank letters of guarantee, with such characteristics.

This performance bond shall be executed in the event of noncompliance by THE TRANSFEREE of any obligations hereunder or of the payment of the penalty indicated in Point 7.5.”

“Any extension of the option term, shall entail the increase by THE TRANSFEREE of the amount of the performance bond submitted on the date of execution of this agreement or the amount corresponding to the performance bond of the previous year, as applicable, by an amount equivalent to the increase of the respective investment undertaking, pursuant to the provisions of Point 7.2, being the new performance bond in full force for fourteen (14) months.

The amounts by which the performance bonds are increased on account of each extension of the term, may be reduced by the amount invested the previous year, once same is made available and according to the respective audited report; taking into account that the amount of the performance bond in no case may be less than US$500,000 (Five Hundred Thousand US Dollars).

The refusal to deliver the extended performance bond implies a tacit waiving of the right to extend the option term and allows CENTROMIN to execute the performance bond previously delivered in the event that THE TRANSFEREE should fail to pay the corresponding penalty.”

ARTICLE THREE:	ADDITIONAL ARTICLE TO THE OPTION AGREEMENT

The first Additional Article to be incorporated is the following:

“THE TRANSFEREE shall pay in advance the amounts referred to in Point 5.1 and Item a. of Point 5.2 of the Transfer Agreement, which conditions, payment dates and amounts, including legal taxes, are stipulated hereinbelow:

a.	US$1,000,000 (One Million US Dollars) on September 15, 2004, assigned to the Social Trust Fund referred to in Article Five of the Transfer Agreement, which purpose shall be to carry out works in order to improve the economic and social environment conditions of the areas affected by the Toromocho Project according to the instructions given by CENTROMIN.

b.	US$1,000,000 (One Million US Dollars) on September 15, 2005, assigned to the Environmental Sanitation Fund of CENTROMIN referred to in Article Five of the Transfer Agreement as an advance payment of the ROYALTIES referred to in Clause Four thereof, according to the instructions given by CENTROMIN.

In the event that THE TRANSFEREE should fail to exercise that option and should therefore, not sign the respective Transfer Agreement, CENTROMIN shall not be bound to reimburse the amounts paid.”

ARTICLE FOUR: AMENDMENTS TO THE TRANSFER AGREEMENT

By this Addendum, CENTROMIN and THE TRANSFEREE agree to amend the Transfer Agreement that forms part of the Option Agreement as Exhibit OT3, as detailed hereinbelow:

4.1 Amend Point 4.5 of Article Four of the Transfer Agreement as follows:

“4.5 For the purposes hereof, the commercial operations shall begin when the first transfer of minerals extracted from the CONCESSIONS is carried for valuable consideration.

In the event that the commercialization of minerals extracted is carried out before the end of the fifth year, the royalty percentage shall apply over 100% (one hundred percent) of the amounts of the net sales of minerals.

If, at the beginning of the sixth year counted as from the execution of this Agreement, THE PURCHASER has not begun the commercialization as set forth in Point 4.1, THE PURCHASER shall pay CENTROMIN the ROYALTIES agreed upon in Point 4.3 as from the following semester.

The payment of royalties shall not be less than that corresponding to the 70% of the production program of the Toromocho deposits, according to the Feasibility Study. To that effect, the said exploitation program shall be deemed to begin at the latest, at the beginning of the sixth year counted as from the execution of this Agreement, regardless of whether the actual start up is at a later date.”

4.2 Amend Points 5.1 and 5.2 of the Transfer Agreement as follows:

“5.1 On September 15, 2005 (sic), THE PURCHASER has paid the amount of US$1,000,000 (One Thousand US Dollars) assigned to the Environmental Sanitation Fund of CENTROMIN. This amount shall be paid against the ROYALTIES referred to in Article Four of said Agreement.”

For the payment of said amount, the 50% of the amount corresponding to the aforementioned ROYALTIES (or the final balance) shall be deducted, not being subject to the payment of interests.

“5.2 Investment in social works shall be made and the following shall be taken into account to this effect:

a.	On September 15, 2004, THE PURCHASER has paid the amount of US$1,000,000 (One Million US Dollars) assigned to the Social Trust Fund, which purpose shall be to carry out works in order to improve the economic and social environment conditions of the areas affected by the Toromocho Project.

b.	As from the start up of the commercial operations, THE PURCHASER shall pay, on a sixth-month basis, the amount of US$100,000 (One Hundred Thousand US Dollars) in the same occasions indicated in Point 4.1 of the Trust referred to in the preceding item. Such payments shall also be assigned to the above-mentioned investments.

4.3 Point 5.3 of Article Five of the Transfer Agreement shall be rendered null and void.

4.4 Amend Point 6.5 of Article Six of the Transfer Agreement, as follows:

“6.5 In order to guarantee the fulfillment of the investment commitment and of the payment of the penalty indicated in Point 6.4, THE PURCHASER shall deliver CENTROMIN, upon execution of this agreement, a joint and several, irrevocable and unconditional performance bond without benefit of excussio and of automatic execution, in the amount of US$30,000,000 (Thirty Million US Dollars) which shall be in full force and effect for a year as from the execution hereof and renewable up to the total fulfillment of the investment commitment, issued by any of the local banks indicated in Exhibit E of the Bidding Conditions, or alternatively a letter of credit as a “stand by letter of credit” issued by any of the foreign banks indicated in Exhibit F of the Bidding Conditions, which must be notified and ratified by any of the local banks duly authorized to issue bank letters of guarantee, with such characteristics.

The amount of the performance bond may be reduced proportionally according to the execution of the investments.

This performance bond shall be executed in the event that THE PURCHASER should fail to comply with the obligations of the Agreement or with the payment of the penalty stipulated in Point 6.4”

ARTICLE FIVE: TERM OF THE PROVISIONS OF THE AGREEMENTS

The provisions contained in the Option Agreement and in the Transfer Agreement that are not amended as a result of this Addendum, shall remain in full force and effect. PERU COPPER SYNDICATE LTD. participates in this Addendum, and pursuant to the provisions of Article Twenty of the Option Agreement, undertakes to jointly and severally guarantee the fulfillment of each and every contractual and legal obligation assumed by THE TRANSFEREE as a result of the Option Agreement and of this Addendum. Consequently, PERU COPPER SYNDICATE LTD., a company organized and existing according to the laws of the Cayman Islands, hereby enters into this Agreement, acting by and through Luis J. David LOWELL, identified by Passport 152864350, as per power of attorney registered on Entry 00001 of Electronic Card 11532465 of the Registry of Companies of the Public Records Office in and for Lima.

IN WITNESS WHEREOF, this Addendum is issued in the City of Lima, Peru, on August 26, 2004, in three (3) counterparts of identical value, signed by the parties hereto.

(Five illegible signatures)

This Preliminary Agreement is authorized by Susana GUTIÉRREZ PRADEL, registered with the Lima Bar Association (CAL) under number 22534

INSERT

MINISTERIAL RESOLUTION 180-2004-EF/10 APPOINTING THE EXECUTIVE DIRECTOR FOR PROINVERSIÓN.

MINISTERIAL RESOLUTION 180-2004-EF/10

Lima, March 22, 2004

WHEREAS:

By Ministerial Resolution 407-2002-EF/10 dated October 4, 2002, Luis GUIULFO ZENDER was assigned to the office of Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA– PROINVERSIÓN.

The above-mentioned officer has resigned to the position he was holding.

In this regard, it is necessary to accept the resignation and to appoint the official who will occupy the office of Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSIÓN.

THEREFORE:

In accordance with the provisions set forth in Article 3 of Supreme Decree 028-2002-PCM, amended by Supreme Decree 095-2003-EF.

IT IS HEREBY RESOLVED:

Article One: To accept the resignation submitted by Luis GUIULFO ZENDER, as Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVATE – PROINVERSIÓN, thanking him for the services rendered.

Article Two: To appoint René Helbert CORNEJO DÍAZ as Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN – PROINVERSIÓN.

Let it be recorded, notified and published.

Pedro Pablo Kuczynski G.

Minister of Economy and Finance

CONCLUSION: In accordance with the provisions set forth in Article 59 of the Notaries Law, the Grantors read this instrument and ratified its contents before me. In my capacity as Notary Public, I hereby do certify that this Notarially Recorded Instrument begins on page Serial Number 4853630 and ends on page Serial Number 4853641.

The signing process was concluded before me on September 1, 2004, 1 attest.

-(signed) Juana Rosa Del Castillo Valdivia

-(signed) Charles Graham Preble Brouillette

-(signed) Thomas J. Findley

-(signed) René Cornejo Díaz

-(signed) J. David Lowell

-(signed) Rafael Toledo Segura, Attorney at Law and Notary Public in and for Lima

I, Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima, pursuant to the provisions of Article 83 of the Notaries Law, DO HEREBY ISSUE a First Certified Copy of this Notarially Recorded Instrument executed on August 26, 2004, filed on Pages 11,130 et seq, of my Registry of Deeds for the period 2003 – 2004, signed by the parties and authorized by me. I certify that this document is a true copy of its original; therefore, I set my hands and seal, in the City of Lima, on September 14, 2004.

(signed) Rafael Toledo Segura

     Attorney at Law and Notary Public in and for Lima / Seal

JUNTA DE DECANOS DE LOS COLEGIOS DE NOTARIOS DEL PERÚ

Pursuant to the provisions of the Bylaws, Article 11, of the Board of Deans of the Peruvian Association of Notaries, in accord with Supreme Decree 023-2002-JUS, Article 2, Francisco VILLAVICENCIO CÁRDENAS, acts herein in the name, in lieu and in stead of the Chairman of the Board of Directors of the said entity to certify that the signatures and seals affixed to the foregoing document are the true, proper and respective handwriting and seals of Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima, currently in office.

Receipt: 19607

Lima, September 16, 2004

(signed) Francisco Villavicencio Cárdenas

Seal / Raised seal

REPÚBLICA DEL PERÚ (THE REPUBLIC OF PERU)
MINISTERIO DE RELACIONES EXTERIORES
(MINISTRY OF FOREIGN AFFAIRS)
DIRECCIÓN GENERAL DE ASUNTOS CONSULARES
(CONSULAR AFFAIRS BUREAU)
LEGALIZACIONES (AUTHENTICATION OFFICE)	# 0342531

The foregoing signature of Francisco VILLAVICENCIO C. IS HEREBY AUTHENTICATED.

For the contents of the attached document, this Bureau assumes no responsibility.

Lima, September 17, 2004

(signed)	Benjamin Victor Vial Carhuavilca
Consular Proceedings Department
Authentication Office / Seal / Raised Seal

CE/AM

272979K4.20